UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2025

Cassava Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-41905	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6801 N Capital of Texas Highway, Building 1; Suite 300
Austin, Texas 78731
(Address of principal executive offices, including zip code)

(512) 501-2444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Dismissal of Indictment of Dr. Hoau-Yan Wang

On October 23, 2025, the United States District Court for the District of Maryland granted the United States’ unopposed motion to dismiss with prejudice the criminal indictment against Hoau-Yan Wang, PhD. Dr. Wang is a former scientific collaborator and advisor to Cassava Sciences, Inc. (“Cassava” or the “Company”) who conducted foundational research relating to the Company's investigational drug, simufilam. Among other things, the dismissed charges had accused Dr. Wang of causing Cassava to submit grant applications to the U.S. National Institutes of Health that allegedly contained false and fraudulent representations about his research and of manipulating or otherwise fabricating research results, including Western Blot images that he prepared. This order permanently terminates the case against Dr. Wang, and future charges related to the dismissed indictment cannot be refiled against Dr. Wang.

Cassava Sciences recognizes and supports the critical importance of integrity in all forms of scientific research. The Company continues to move forward with its current program evaluating simufilam as a potential treatment for Tuberous Sclerosis Complex (TSC)-related epilepsy based on research conducted at numerous institutions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASSAVA SCIENCES, INC.
a Delaware corporation

Date: October 24, 2025
	By:	/s/ ERIC J. SCHOEN
Eric J. Schoen
Chief Financial Officer